BANNER
CORPORATION

Building Value at Banner

Oregon Branch Acquisition

Investor Presentation
February 19, 2014

Forward Looking Statements

When used in this presentation and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed acquisition and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed branch acquisition by Banner Corp. ("Banner") might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite regulatory approvals for the acquisition might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Transaction Summary

Transaction Type	▪ Acquisition of deposit liabilities, related performing loans, and 6 branch properties at net book value and 6 ATM's
Deposits	▪ $229.5 million(1), weighted average cost of 0.27%
Loans	▪ $93.7 million(1), weighted average yield of 5.17%
Discount	▪ Banner will be paid $7 million to acquire the branches
Approvals Required	▪ Regulatory and Department of Justice
Investment Assumption	▪ Earn back calculation based on investing net proceeds into a mix of high quality investments yielding 1.25%
Timing	▪ Likely to close in Q2 2014
Cost Savings / Revenue Enhancements	▪ None

(1) As of 12/31/2013

Transaction Highlights

Attractive Transaction

- Financially compelling acquisition
  - Banner will be paid $7 million to acquire branches
- Extends and diversifies branch network in Oregon through addition of 6 branches
  - Addition of new coastal and southern Oregon markets
  - Enter Coos County with a #2 deposit market share (28% of market deposits)
- Diversifies deposit and loan portfolios
  - Attractive core deposit base supports net interest margin
  - Provides new commercial client base to cross-sell additional services
- Unique branch acquisition opportunity with approximately 41% loan/deposit ratio
  - Banner will receive both cash and a meaningful number of loans

Attractive Financial Returns

- Immediate annual EPS Accretion of 1-2%(1)
- Tangible Book Value Dilution of $0.01
- Tangible Book Value Dilution Payback of under 1 year(2)
- 20%+ IRR

(1) Excludes impact of transaction costs, as they are factored into tangible book value dilution
(2) Number of years it takes to eliminate the initial tangible book value per share dilution with the estimated pro forma BANR EPS accretion

Attractive Deposit Mix

Deposit Mix



CDs
16.5%
Checking
39.1%
Money
Market
36.8%
Savings
7.6%

- 25% non-interest bearing deposits
- 0.06% cost of core (non-CD) deposits; 0.27% cost of total deposits
- Sticky deposits – all local, core
- No CDARs, internet, or brokered CDs
- Average deposit account age is 9 years; 51% of the deposit relationships have been with the branches for over 6 years

Note: As of 12/31/2013

Solid Local Loan Portfolio

Loan Mix


1-4 Family
37.0%
Commercial
& Other
59.5%
Consumer
3.5%

- Average yield of 5.17% as of 12/31/2013
- 99.9% of loans on accrual status
- 97.0% risk rated 0-5 with the remaining risk rated 6-7
- Significant deposit relationship overlap
- Approximately 41% loan/deposit ratio

Note: As of 12/31/2013